Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-146409, No. 333-146410, and No. 333-146475) of Teradata Corporation of our report dated March 3, 2008 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio

March 3, 2008